Exhibit 10.6

EMPLOYMENT AGREEMENT

THIS AGREEMENT is made on the          1           day of November        , 2023

BETWEEN:

(1)	AUREUS GREENWAY HOLDINGS INC., a company incorporated in the State of Nevada with its address at 2995 Remington Boulevard, Kissimmee, Florida 34744 (hereinafter called the “Company”); and

(2)	LUI WAI SING (Holder of HKID Card No. P914011(9)) of Flat E, 33/F., Tower 3A, Wings at Sea, Lohas Park, Hong Kong (hereinafter called the “Employee”).

(The Company and the Employee shall hereinafter collectively be referred to as the “Parties” and, where the context permits, individually as the “Party”.)

WHEREAS:

The Company wishes to engage the Employee and the Employee is willing to be engaged as a full time employee of the Company subject to the terms and conditions of this Agreement.

NOW THE PARTIES HEREBY AGREE as follows:-

1.	INTERPRETATION

1.01	In this Agreement, Unless the context requires otherwise:

“Board” means the board of directors of the Company from time to time;

“Confidential Information” means all information, know-how and records (in whatever form held) that is confidential or not generally known in any way in connection with the business of the Group including (without prejudice to the generality of the foregoing) all formulas, designs, specifications, ingredients, data, manuals and instructions and all customer and supplier lists, sales information, business plans and forecasts and all technical or other expertise and all computer software and all accounting and tax records, correspondences, orders and enquiries;

“Group” means the Company and its subsidiaries from time to time and “member of the Group” shall be construed accordingly;

“month” means calendar month; and “year” means calendar year.

1.02	References herein to Clauses are to Clauses in this Agreement unless the context requires otherwise.

1.03	The headings are inserted for convenience only and shall not affect the construction of this Agreement.

1.04	Unless the context requires otherwise, words importing the singular include the plural and vice versa and words importing a gender include every gender.

2.	APPOINTMENT

The Company hereby engages the Employee as and the Employee hereby agrees to assume the position of Chief Financial Officer of the Company upon and subject to the terms and conditions of this Agreement. The Employee’s appointment hereunder shall be effective as of the date hereof.

3.	DUTIES

The Employee shall, during the continuance of this Agreement:-

(a)	serve as the assistant to the Chairman and Chief Executive Officer of the Company;

(b)	devote the whole of his time, attention and skills, both during normal business hours and at such other times as may be necessary for the proper and efficient conduct of the Employee’s duties hereunder (subject to appropriate holidays and vacation time as herein provided), exclusively to the performance of his duties hereunder;

(c)	attend business trips overseas to carry out work for the Chairman and/or Chief Executive Officer as and when required;

(d)	act at all times in the best interests of the Group;

(e)	carry out his duties under this Agreement faithfully, diligently and in a professional manner; and

(f)	carry out all such other duties and responsibilities as the Board shall reasonably determine and designate from time to time.

4.	REMUNERATION

4.01	A basic monthly salary of US$1,500 payable in arrears at the end of each calendar month provided that where the Employee’s engagement hereunder is less than one full month, the basic monthly salary in respect of that month shall be paid on a pro rata basis.

4.02	The Employee shall be reimbursed by the Company for all reasonable travelling, entertainment and other out-of pocket expenses that have been properly incurred by the Employee in the performance of his duties hereunder provided that any such claim for reimbursement made by the Employee shall be supported by the relevant receipts and/or any other documentary evidence as the Company may reasonably require.

5.	HOLIDAY, ANNUAL LEAVE AND OTHER BENEFITS

5.01	The Employee shall be entitled to 18 days’ paid annual leave in each year of the Employee’s engagement hereunder on completion of 12 consecutive months’ service to be taken at such time or times as the Board shall consider most convenient having regard to the requirements of the business of the Group. Leave cannot be accumulated from one year to the next year. No payment will be made in lieu of any untaken leave.

5.02	The Employee shall be entitled to participate in the mandatory provident scheme of the Group.

5.03	The Employee will be eligible for participation of the Employees’ medical scheme.

6.	TERMINATION

6.01	One-month notice of termination in writing or salary in lieu of notice may be given at any time by either Party.

6.02	Termination for whatever reason shall not relieve the Parties of their respective obligations arising or accrued prior to termination or of obligations which expressly or by necessary implication continue after termination.

6.03	The Employee hereby undertakes to the Company that upon termination of this Agreement for whatever reason or at any time thereafter, the Employee shall at the request of the Company resign as a director on the board of any member of the Group (if any) and from any other offices for the time being held by the Employee in any member of the Group (if any) without any claim for compensation for loss of such office(s) except as provided by this Agreement.

6.04	If at any time during the term of his employment hereunder the Employee:

(a)	is guilty of or commits any serious misconduct which in the absolute opinion of the Board is in any way detrimental to the interests of any member of the Group;

(b)	is in material breach of any of the terms of this Agreement;

(c)	commits any act of bankruptcy or becomes insolvent or makes any arrangements or composition with his creditors generally;

(d)	is convicted of any criminal offence involving his integrity or honesty; or

(e)	embezzles or misappropriates the funds of any member of the Group;

the Company may terminate this Agreement forthwith without any notice or payment in lieu of notice and upon such termination the Employee shall not be entitled to any bonus or any payment whatsoever for or in respect of the then current year of service or to claim any compensation or damages for or in respect of or by reason of such determination.

6.05	The Company may terminate the Employee’s employment if the Employee’s mental or physical condition, including alcohol and / or substance abuse, renders the Employee incapable of performing his duties under this Agreement in a manner reasonably satisfactory to the Company’s board of directors for a period of more than ninety (90) days; however, the Company shall continue to employ the Employee, without pay or other remuneration, if such employment is necessary for the continuance of the Employee’s disability benefits.

6.06	The Parties hereby acknowledge and agree that upon termination of this Agreement, Clauses 7, 8 and 9 shall survive and shall continue to be legally binding on the Parties.

7.	CONFIDENTIAL INFORMATION

7.01	The Employee shall not at any time during the term of his appointment hereunder or after the termination of this Agreement without limit in point of time:-

(i)	use, take away, conceal or destroy any Confidential Information for his own purpose or for any purpose other than that of the Group;

(ii)	divulge or communicate to any person any Confidential Information except to those of the employees or officials of the Group whose province is to know the same; or

(iii)	through any failure to exercise all due care skill and attention cause any unauthorised disclosure of any Confidential Information, including without limitation Confidential Information:-

(a)	relating to the dealings, organisation, business, finance, transactions or any other affairs of the Group or its clients or customers;

(b)	in respect of which any such company is bound by an obligation of confidence to any third party; or

(c)	relating to the working of any process or invention which is carried on or used by any company in the Group or which he may discover or make during the appointment hereunder;

but so that these restrictions shall cease to apply to any information or knowledge which may (otherwise than through the default of the Director) become available to the public generally or otherwise required by law or any applicable regulations to be disclosed.

7.02	All notes, memoranda, records and writings made by the Employee in relation to the business of the Group or concerning any of his dealings or affairs or the dealings or affairs of any clients or customers or investments of the Group shall be and remain the property of the Group and shall be handed over by him to the Company (or to such other company in the Group as the Company may direct) from time to time on demand and in any event upon his leaving the service of the Company and the Employee shall not retain any copy thereof.

8.	FORMER SERVICE AGREEMENTS

8.01	This Agreement shall be in substitution for and supersede any previous employment contracts, service agreements, arrangements or undertakings entered into between any company in the Group and the Employee and for any terms of employment previously in force between any such company and the Employee.

8.02	The Employee hereby acknowledges that he has no claim of any kind against any company in the Group and without prejudice to the generality of the foregoing. He further acknowledges that he has no claim for damages against any company in the Group for the termination of any previous employment contracts, service agreements, arrangements or undertakings for the sole purpose of entering into this Agreement.

8.03	The terms hereof may not be modified, altered, varied or added to except by agreement in writing signed by the Parties hereto. None of the rights or duties of the Employee under this Agreement may be assigned, transferred or sub-contracted.

8.04	This Agreement embodies all of the terms and provisions of and relating to the appointment of the Employee by the Company.

9.	GENERAL PROVISIONS

9.01	Any notice, demand or other communication from the Company to the Employee:-

(a)	may be sent by facsimile or other written form of electronic communication to the last known address of the Employee as the case may be;

(b)	if sent by facsimile or other form of electronic communication, shall be treated as served at the time of sending.

Any notice by the Employee to the Company may only be sent by personal delivery or post addressed to the Company and will only be effective when received.

9.02	Any accommodation or indulgence or failure to enforce a right shall not be construed as a waiver of the right of any Party exercisable under this Agreement unless a waiver shall be specifically stated in writing signed by the Party to be charged.

9.03	No amendments or changes shall be made to this Agreement unless agreed to in writing between the Parties.

9.04	This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, USA and the Parties hereby submit to the exclusive jurisdiction of the courts of the State of Florida, USA.

9.05	The formation, validity, performance and interpretation of this Agreement and of each Clause and part hereof shall be governed by the laws of the State of Florida, USA and the Parties agree to submit to the non-exclusive jurisdiction of the courts of the State of Florida, USA.

[Signature Page Follows]

SIGNED by	)
)
for and on behalf of	)
AUREUS GREENWAY HOLDINGS INC.	) /s/ ChiPing Cheung
) Signature

SIGNED by	)
LUI WAI SING	)
) /s/ Sam Lui Wai Sing
) Signature